UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): July 5, 2011

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-53489	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On July 5, 2011, the Board of Directors (the “Board”) of eCrypt Technologies, Inc., a Colorado corporation (the “Registrant”), appointed the following individual to serve as a director of the Registrant: Dr. Erik Mettala.  The appointment was made to fill a vacancy which occurred as a result of an expansion of the Board.

Dr. Erik Mettala - Dr. Erik G. Mettala serves as the Cyber Chief Scientist in Battelle Memorial Institute’s National Security Global Business since April 2011, and is responsible for strategic research and development planning, and research and development for Battelle’s Cyber Innovation Unit.  Prior to joining Battelle, he was the Chief Scientist in SPARTA’s National Security Systems Sector in Columbia, MD, responsible for the strategic technology planning and research for SPARTA’s intelligence, computer network operations, and information assurance business areas from April 2005 to June 2007.  Dr. Mettala led McAfee Research from April 2003 to April 2005, which was acquired by SPARTA in April, 2005.  As the Vice President and Director of McAfee Research in Rockville, MD, he managed the strategic technology research for McAfee, including R&D business development and laboratory efforts in Rockville, MD; Herndon, VA; Los Angeles, CA; and Santa Clara, CA.  Under his direction, McAfee Research focused on high risk research addressing the needs of McAfee product lines including anti-virus, anti-spam, host-based and network-based intrusion prevention, and in cooperation with U.S. Government agencies, directed the development of solutions to many of the pressing and difficult problems in information assurance, intrusion prevention, remediation, and network security.

In conjunction with the Registrant’s appointment of Dr. Mettala, the Registrant entered into a Director Agreement and a Restricted Shares Agreement which is Exhibit A to the Director Agreement, pursuant to which the Registrant granted Dr. Mettala 150,000 shares of restricted common stock of the Registrant.  Pursuant to the terms of the Restricted Shares Agreement entered into between Dr. Mettala and the Company, a total of 37,500 of the restricted shares vested immediately upon the grant of the restricted shares; the remaining 112,500 restricted shares vest over a one year period.  The foregoing description of the Director Agreement and Restricted Shares Agreement is qualified in its entirety by reference to the Director Agreement and Restricted Shares Agreement which are attached hereto as Exhibit 10.10 and are hereby incorporated by reference.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.10	Director Agreement and Restricted Shares Agreement dated July 8, 2011 by and between eCrypt Technologies, Inc. and Dr. Erik Mettala.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: July 8, 2011

---------------------------------
By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer

3